EXHIBIT 99.1

News Release

TranSwitch Announces Public Offering of Common Stock

SHELTON, CT – February 27, 2006 – TranSwitch® Corporation (NASDAQ: TXCC), a leading provider of high-speed semiconductor solutions for voice, data and video communications, today announced that it has entered into agreements to sell approximately 13.8 million shares of its common stock to certain institutional investors, including existing investors, at a price of $1.50 per share for a total of approximately $20.7 million. The shares are being offered under TranSwitch’s previously filed shelf registration statement, which was declared effective by the Securities and Exchange Commission on April 20, 2004. Thomas Weisel Partners LLC acted as lead placement agent and Pacific Growth Equities, LLC acted as co-placement agent for the offering.

TranSwitch intends to use the net proceeds of the offering, expected to be approximately $18.9 million, for general corporate purposes. The offering is expected to close on March 3, 2006, and is subject to customary closing conditions.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A shelf registration statement relating to the shares sold by the Company has previously been filed with, and declared effective by, the Securities and Exchange Commission. The offer is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. When available, a final prospectus can be obtained from Thomas Weisel Partners LLC, One Montgomery Street, Suite 3700, San Francisco, California 94104; telephone: (415) 364-6900.

About TranSwitch

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TranSwitch Corporation designs, develops and markets innovative semiconductors that provide core functionality and complete solutions for voice, data and video communications network equipment. As a leading supplier to telecom, datacom, cable television and wireless markets, TranSwitch customers include the major OEMs that serve the worldwide public network, the Internet, and corporate Wide Area Networks (WANs). TranSwitch devices are inherently flexible, many incorporating embedded programmable microcontrollers to rapidly meet customers’ new requirements or evolving network standards by modifying a function via software instruction. TranSwitch implements global communications standards in its VLSI solutions and is committed to providing high-quality products and services. TranSwitch, Shelton, CT, is an ISO 9001:2000 registered company.

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Forward-looking statements in this release, including statements regarding management’s expectations for future financial results and the markets for TranSwitch’s products, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements regarding TranSwitch, its operations and its financial results involve risks and uncertainties, including without limitation risks associated with acquiring new businesses; of downturns in economic conditions generally and in the telecommunications and data communications markets and the semiconductor industry specifically; risks in product development and market acceptance of and demand for TranSwitch’s products and products developed by TranSwitch’s customers; risks relating to TranSwitch’s indebtedness; risks of failing to attract and retain key managerial and technical personnel; risks associated with foreign sales and high customer concentration; risks associated with competition and competitive pricing pressures; risks associated with investing in new businesses; risks of dependence on third-party VLSI fabrication facilities; risks related to intellectual property rights and litigation; risks in technology development and commercialization; and other risks detailed in TranSwitch’s filings with the Securities and Exchange Commission.

For more information contact:

Peter J. Tallian

Senior Vice President, Chief Financial Officer and Treasurer

TranSwitch Corporation

3 Enterprise Dr.

Shelton, CT 06484

203.929.8810 X2427

TranSwitch Corporation     3 Enterprise Drive     Shelton, CT 06484 USA     (203) 929-8810     Fax: (203) 926-9453     www.transwitch.com